UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

Synaptics Incorporated
 (Exact name of registrant as specified in its charter)

Delaware	000-49602	77-0118518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Scott Blvd. Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 454-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2010, Synaptics Incorporated (the “Company”) announced the appointment of Russell J. Knittel as Interim President and Chief Executive Officer following the resignation for personal reasons of Thomas J. Tiernan as President, Chief Executive Officer, and a director. Mr. Knittel will also be joining the Board of Directors. The Board of Directors is instituting an immediate search for a successor President and Chief Executive Officer.

In connection with Mr. Tiernan leaving the Company, the Company and Mr. Tiernan entered into a Separation Agreement and Release. In exchange for Mr. Tiernan executing a general release of claims he may have against the Company and agreeing not to directly or indirectly solicit employees or prospective acquisition candidates for a 12-month period and not use the Company’s trade secrets or confidential information to solicit customers, manufacturers, or manufacturer’s representatives, the Company agreed, for a period of 12 months, to continue to pay Mr. Tiernan’s $475,000 base salary, to continue to vest his stock options and restricted stock units, and to pay premiums for continued health insurance benefits, life insurance, and disability coverage to which the Company’s employees are entitled, and, in two equal payments, to pay his $475,000 targeted bonus. In addition, Mr. Tiernan’s currently vested stock options will be exercisable for a period of 15 months. Mr. Tiernan has withdrawn as a nominee for election to the Company’s Board of Directors, which election will be conducted at the annual meeting of stockholders of the Company to be held on October 19, 2010.

The Company agreed to pay to Mr. Knittel on a pro rata basis, a base salary at the same $475,000 annual rate as was being paid to Mr. Tiernan, plus a bonus equal to the higher of his base salary or a performance bonus pursuant to the Company’s performance-based bonus plan. In addition, the Company granted Mr. Knittel stock options to purchase 131,100 shares of common stock vesting on the earlier of the successful recruitment of a successor President and Chief Executive Officer or one year. There are no other arrangements or understandings pursuant to which Mr. Knittel was selected as Interim President and Chief Executive Officer. There are no family relationships among any of our directors, executive officers, and Mr. Knittel. There are no related party transactions between the Company and Mr. Knittel reportable under Item 404(a) of Regulation S-K.

The foregoing summary of the Separation Agreement and Release does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Release, which is filed hereto as Exhibit 10.24 and is incorporated herein by reference.

On October 11, 2010, the Company issued a press release announcing Mr. Knittel’s appointment and Mr. Tiernan’s departure.

Item 8.01. Other Events.

The disclosure provided in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit
Number	Exhibits
10.24	Separation Agreement and Release between the Company and Thomas J. Tiernan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 13, 2010	By: /s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.24	Separation Agreement and Release between the Company and Thomas J. Tiernan